Exhibit 99.3
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                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that Standard General Master Fund L.P., a Cayman Islands limited partnership (the "Partnership"), hereby constitutes and appoints Scott Cohen the true and lawful agent and attorney-in-fact of the Partnership, with full power of substitution and resubstitution, for the Partnership and in its name, place and stead, in any and all capacities, to sign any and all statements and filings which are required, necessary or advisable under Section 13 and/or Section 16 of the Securities Exchange Act of 1934, as amended, and all amendments to such statements and filings, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agent and attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as the Partnership might or could do itself. The Partnership hereby ratifies and confirms all that said agent and attorney-in-fact, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS the due execution hereof in New York, New York this 14 day of August, 2007.

                                       STANDARD MASTER FUND L.P.

                                       By:  Standard General GP LLC,
                                                its General Partner

                                       By:  Standard General Management LLC,
                                                its Managing Member


                                       By: /s/ Soohyung Kim
                                           -------------------------------------
                                          Name:   Soohyung Kim
                                          Title:  Managing Member

Sworn to before me this
14 day of August, 2007


Anne Colucci
--------------------------
Notary Public

Anne Colucci
Notary Public State of New York
No. OIC06085008
Qualified in Queens County
Commission Expires December 16, 2010